Exhibit 3.68

BY-LAWS

OF

ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.

ARTICLE I- OFFICES

The principal office of the Corporation shall be in the County of Maricopa, State of Arizona. The Corporation may also have offices at such places within or without the State of Arizona as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II- SHAREHOLDERS

1.                                  PLACE OF MEETINGS.

Meetings of Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Arizona as the Board shall authorize.

2.                                  ANNUAL MEETING.

The annual meeting of the Shareholders shall be held during the last month of its fiscal year, when the Shareholders shall elect a Board and transact such other business as may properly come before the meeting.

3.                                  SPECIAL MEETINGS.

Special meetings of the Shareholders may be called by the Board or by the President. In addition, special meetings shall be called by the President or the Secretary upon the written request of a majority of the Board or upon the written request of Shareholders owning a majority of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.                                  FIXING RECORD DATE.

For the purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.                                  NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of Shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either in writing or electronically to each Shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If action is proposed to be taken that might entitle Shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice shall be deemed given when it is deposited in the United States mail, with postage thereon prepaid, directed to the Shareholder, or if he/she shall have filed with the Secretary a written request that notices be mailed to him/her at some other address, then directed to him/her at such other address. If transmitted electronically, such notice is given when directed to the Shareholder’s electronic mail address as supplied by the Shareholder to the Secretary or as otherwise directed pursuant to the Shareholder’s authorization or instructions.

6.                                  WAIVERS.

Notice of meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. Waiver of notice may be written or electronic. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting, prior to the conclusion of the meeting, shall constitute a waiver of notice by him/her.

7.                                  QUORUM OF SHAREHOLDERS.

Unless the Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of Shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

The Shareholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Shareholders.

8.                                  PROXIES.

Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another Shareholder of the Corporation to act for him/her by proxy. Every proxy must be signed by the Shareholder or an authorized officer, director, employee or agent on behalf of the Shareholder. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law. Except as permitted by applicable law, no Shareholder shall enter into a voting trust agreement, proxy, or any other type agreement vesting in another person, other than another Shareholder of the Corporation, the authority to exercise voting power of any or all of his/her shares. Proxies may be in writing, including, but not limited to, by facsimile signature, and may also be made by telegram, cablegram, or by other means of electronic transmission.

9.                                       QUALIFICATION OF VOTERS.

Unless otherwise provided in the Certificate of Incorporation, at every meeting of Shareholders, every Shareholder of record shall be entitled to one vote for every share standing in his/her name on the record of Shareholders.

10.                                 VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the Certificate of Incorporation:

(a)                                       directors shall be elected by a plurality of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election; and

(b)                                      all other corporate action shall be authorized by a majority of the votes cast.

11.                                 WRITTEN CONSENT OF SHAREHOLDERS.

Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

ARTICLE III- DIRECTORS

1.                                       BOARD OF DIRECTORS.

Subject to any provisions in the Certificate of Incorporation the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age. Notwithstanding the generality of the foregoing, the Corporation shall not take any of the following actions without the prior approval of the Board:

(a)                                       make capital expenditures in excess of $100,000;

(b)                                      incur debt in any amount; provided that the Board may not unreasonably disapprove of the incurrence of debt;

(c)                                       enter into a lease with a value in excess of $50,000 annually or $200,000 in the aggregate over the term thereof;

(d)                                      sell assets other than in the ordinary course of business;

(e)                                       sell, dispose of or transfer all or substantially all of the assets of the Corporation; or

(f)                                    dissolve or liquidate the Corporation, or merge or consolidate the Corporation with or into another entity.

2.                                       NUMBER OF DIRECTORS.

The number of Directors constituting the entire Board shall not be less than three (3) and shall be fixed from time to time by the Board.

3.                                  ELECTION AND TERM OF DIRECTORS.

At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he/she is elected and until his/her successor has been elected and qualified, or until his/her prior resignation or removal.

4.                                  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors or vacancies occurring in the board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists; vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Shareholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his/her predecessor.

5.                                  REMOVAL OF DIRECTORS.

Any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board. Directors may be removed without cause only by vote of the Shareholders.

6.                                  RESIGNATION.

A Director may resign at any time by giving at least 31 days prior written notice to the Board. The resignation shall take effect 30 days after the date of receipt of the resignation by the Board. The acceptance of the resignation shall not be necessary to make it effective.

7.                                  QUORUM OF DIRECTORS.

Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

8.                                  ACTION BY THE BOARD.

Unless otherwise required by law or as otherwise set forth in these by-laws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each Director present shall have one vote regardless of the number of shares which he/she may hold as a Shareholder of the Corporation.

9.                                       WRITTEN CONSENT OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation, any action that may be taken by vote of the Directors may nevertheless be taken without a meeting on written consent signed by all the members of the Board or signed by such lesser number of members of the Board as may otherwise be permitted by statute.

10.                                 ATTENDANCE BY CONFERENCE TELEPHONE, ETC.

Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by any or all of the Directors in such manner at such meeting shall constitute presence in person at the meeting.

11.                                 PLACE AND TIME OF BOARD MEETINGS.

The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Arizona, as it may from time to time determine.

12.                                 REGULAR ANNUAL MEETING.

A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders.

13.                                 NOTICE OF MEETINGS OF THE BOARD.

(a)                                       Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon one day’s notice to each Director either personally or by mail or by telephone. Special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him/her.

(b)                                      A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

14.                                 CHAIRPERSON.

At all meetings of the Board, the President, or, in his/her absence, a Chairman chosen by the Board, shall preside.

15.                                 EXECUTIVES AND OTHER COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more Directors. Each such committee shall serve at the pleasure of the Board.

16.                            COMPENSATION.

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV- OFFICERS

1.                                  OFFICERS; ELECTION TERM.

(a)                                       Unless otherwise provided for in the Certificate of Incorporation, the Board may elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b)                                      All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Shareholders.

(c)                                       Each officer shall hold office for the term for which he/she is elected or appointed and until his/her successor has been elected or appointed and qualified.

2.                                  REMOVAL, RESIGNATION, SALARY, ETC.

(a)                                       Any officer elected or appointed by the Board may be removed by the Board with cause at any time or without cause on or after the Final Closing Payment Date.

(b)                                      In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(c)                                       Any two or more offices may be held by the same person.

(d)                                      The compensation of all officers, if any, including, without limitation, bonus and incentive compensation, shall be fixed by the Board; provided that such compensation may not be decreased prior to the Final Closing Payment Date unless such officer has defaulted under the Guaranty or has not caused the Corporation to timely pay the Closing Note, the Note, the BOA Payoff Amount or accrued payments under the Consulting Agreement while the Note is outstanding.

(e)                                       The Directors may require any officer to give security for the faithful performance of his/her duties.

3.                                 PRESIDENT.

The President shall be the Chief Executive Officer of the Corporation; he/she shall preside at all meetings of the Shareholders and of the Board; he/she shall have the responsibility of the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

4.                                  VICE-PRESIDENT.

During the absence or disability of the President, the Vice-President, or if there are more than one, the Executive Vice-President, shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

5.                                  SECRETARY.

The Secretary shall:

(a)                                       attend all meetings of the Board and of the Shareholders;

(b)                                      record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)                                       give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board;

(d)                                      keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)                                       when required, prepare or cause to be prepared and available at each meeting of Shareholders a certified list in alphabetical order of the names of the Shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)                                         keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)                                      perform such other duties as may be prescribed by the Board.

6.                                  ASSISTANT-SECRETARY.

During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

7.                                  TREASURER.

The Treasurer shall:

(a)                                       have the custody of the corporate funds and securities;

(b)                                      keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)                                       deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)                                      disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)                                       render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all of his/her transactions as Treasurer and of the financial condition of the Corporation;

(f)                                         render a full financial report at the annual meeting of the Shareholders if so requested;

(g)                                      be furnished by all corporate officers and agents at his/her request, with such reports and statements as he/she may require as to all financial transactions of the Corporation; and

(h)                                      perform such other duties as are given to him/her by these by-laws or as from time to time are assigned to him/her by the Board or the President.

8.                                  ASSISTANT-TREASURER.

During the absence or disability of the Treasurer, the Assistant-Treasurer, or if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

9.                                  SURETIES AND BONDS.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his/her duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

ARTICLE V- CERTIFICATES FOR SHARES

1.                                  CERTIFICATES.

The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice-President and the Secretary or the Treasurer and shall bear the corporate seal.

2.                                  LOST OR DESTROYED CERTIFICATES.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3.                                  TRANSFERS OF SHARES.

(a)                                  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of Shareholders.

(b)                                 The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by the laws of Arizona.

ARTICLE VI- CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal, Arizona”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VII- FISCAL YEAR

The fiscal year shall end on the last day of December of each year.

ARTICLE VIII- REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the Certificate of Incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE IX- AMENDMENT, REPEAL

(a)                                       Except as otherwise provided in the Certificate of Incorporation, these by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-laws may also be amended, repealed or adopted by the Board but any by-law adopted by the Board may be amended or repealed by the Shareholders entitled to vote thereon as hereinabove provided.

(b)                                      If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of Shareholders for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.